Exhibit 3.21

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/02/1999 991081949 – 3008501

CERTIFICATE OF INCORPORATION

OF

ELLER HOLDINGS COMPANY CANADA

FIRST. The name of the corporation is ELLER HOLDINGS COMPANY CANADA (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, 19805. The name of the Corporation’s registered agent at such address is Corporation Service Company in the county of New Castle.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH. The total number of shares of capital stock which the Corporation shall have the authority to issue is 1,000 shares designated as Common Stock with a par value of $.01 per share and 1,000 shares designated as Preferred Stock with a par value of $.01 per share.

The Corporation’s board of directors (the “Board of Directors”) shall be vested with the express authority to issue shares of preferred stock in one or more classes or one or more series within any class, and to fix by resolution or resolutions as it may deem desirable the voting rights, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

Shares of the Preferred Stock of the Corporation may be issued form time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class of series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with laws of the State of Delaware.

FIFTH. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation and of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in the Bylaws of the Corporation, Election of directors need not be by written ballot unless the Bylaws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of the GCL, this Certification of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

SIXTH. The names and mailing addresses of the incorporators are:

Name	Mailing Address
Jeffrey L. Sellers	c/o Moyes Storey Ltd. 3003 North Central Avenue Suite 1250 Phoenix, Arizona 85012

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SEVENTH. The name and mailing address of each person who is to serve as a director until the first annual stockholders’ meeting or until a successor is elected and qualifies is:

Names	Addresses
Mark P. Mays	c/o Eller Media Company 2850 East Camelback Road Suite 300 Phoenix, Arizona 85016

Randall T. Mays	c/o Eller Media Company 2850 East Camelback Road Suite 300 Phoenix, Arizona 85016

L. Lowry Mays	c/o Eller Media Company 2850 East Camelback Road Suite 300 Phoenix, Arizona 85016

Karl Eller	c/o Eller Media Company 2850 East Camelback Road Suite 300 Phoenix, Arizona 85016

Scott S. Eller	c/o Eller Media Company 2850 East Camelback Road Suite 300 Phoenix, Arizona 85016

EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned have signed this Certificate of Incorporation as of this 2nd day of March, 1999.

/s/ Jeffrey L. Sellers
Jeffrey L. Sellers, Incorporator

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STATE OF DELAWARE SECRETARY OF STATE L DIVISION OF CORPORATIONS FILED 10:00 AM 12/14/2001 010644543 – 3008501

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*  *  *  *  *

ELLER HOLDINGS COMPANY CANADA, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is CORPORATION SERVICE COMPANY and the present registered office of the corporation is in the county of NEW CASTLE.

The Board of Directors of ELLER HOLDINGS COMPANY CANADA adopted the following resolution on the 12TH day of DECEMBER, 2001.

Resolved, that the registered office of ELLER HOLDINGS COMPANY CANADA, in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 12th day of December, 2001.

/s/ Kirk Hood
Kirk Hood, Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

ELLER HOLDINGS COMPANY CANADA

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is ELLER HOLDINGS COMPANY CANADA

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Senior Vice President

State of Delaware Secretary of State Division of Corporations Delivered 11:29 AM 03/12/2004 FILED 10:32 AM 03/12/2004 SRV 040185296 – 3008501 FILE	DE BC D-: COA CERTIFICATE OF CHANGE 09/00 (#163)

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

ELLER HOLDINGS COMPANY CANADA

Eller Holdings Company Canada, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies:

FIRST: By Written Consent in lieu of Joint Meeting of the Shareholders and the Board of Directors of the Corporation, dated as of November 12, 2004, the following resolution amending the Certificate of Incorporation was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: RESOLVED, that Article First of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the Corporation is Clear Channel Outdoor Holdings Company Canada.

THIRD: There are no shares of preferred stock issued and entitled to vote as a class on the foregoing amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Vice President and Assistant Secretary as of the 12th day of November, 2004.

ELLER HOLDINGS COMPANY CANADA

By:	/s/ Kurt Tingey
Kurt Tingey, Vice President

By:	/s/ Laura C. Toncheff
Laura C. Toncheff, Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 12:55 PM 11/17/2004 FILED 12:55 PM 11/17/2004 SRV 040828896 – 3008501 FILE

State of Delaware Secretary of State Division of Corporations Delivered 02:01 PM 08/30/2011 FILED 01:51 PM 08/30/2011 SRV 110964823 – 3008501 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of CLEAR CHANNEL OUTDOOR HOLDINGS COMPANY CANADA a Delaware Corporation, on this 26th day of August, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is     THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 26th    day of August, A.D., 2011.

By:	/s/ Jennifer Kurz
Authorized Officer

Name:	Jennifer Kurz
Print or Type

Title:	Secretary